SIGNAL LARGE CAP GROWTH FUND
SIGNAL INCOME FUND
SIGNAL TAX-EXEMPT INCOME FUND

CERTIFICATE OF THE INSPECTOR OF ELECTION

April 27, 2007

I, Curtis Barnes, duly appointed and
qualified to act as the Inspector of Election in connection with the tabulation of the shareholder votes rendered at the Special
Meeting of Shareholders of the Signal Large
Cap Growth Fund, Signal Income Fund and
Signal Tax-Exempt Income Fund
(the Signal Funds), each an investment
portfolio of The Coventry Group, held at 11:00 a.m. Eastern Time on April 27, 2007 at 3435 Stelzer Road, Columbus, OH 43219
(the Special Meeting), do hereby certify, pursuant to Section 5.2 of the Agreement and Plan of Reorganization, dated as of February 8, 2007, as follows:

1. That the transfer agent determined the number of shares of beneficial interest outstanding on the Funds records as of the close of business on the record date; that the transfer agent counted and tabulated all proxies; that I determined the existence of a quorum with respect to the Funds and the result of the proposal submitted to shareholders at the Special Meeting and did such acts as were proper to conduct the vote with fairness to all stockholders; and that I performed my duties impartially and in good faith.

2. The total number of shares of beneficial interest of the Fund entitled to vote at the Special Meeting was as follows:

Fund         Number of Shares Entitled to Vote
Signal Large Cap Growth Fund  3,368,350.857
Signal Income Fund            9,787,105.178
Signal Tax-Exempt Income Fund 1,926,557.389


The number of shares of beneficial interest of the Funds represented by proxies received with respect to the Special Meeting and not revoked at or prior to the Special Meeting were as follows:

Fund Number of Shares
Signal Large Cap Growth Fund
Record Total  3,368,350.857
Voted Shares  3,173,132.000
Percent Present     94.204%
Signal Income Fund
Record Total  9,787,105.178
Voted Shares  9,673,701.000
Percent Present     98.841%
Signal Tax-Exempt Income Fund
Record Total  1,926,557.389
Voted Shares  1,910,248.000
Percent Present     99.153%


The number of shares of stock of the Fund and the manner in which they were cast at the Special Meeting were as follows:

Proposal:To approve the Agreement and Plan of Reorganization, attached to the Combined
Proxy Statement/Prospectus for the Meeting, which provides for and contemplates
(a) the transfer of substantially all of the assets and liabilities of the Signal
Large Cap Growth Fund to the Goldman Sachs
Structured Large Cap Growth Fund of Goldman
Sachs Trust (the GST Fund) in exchange for shares of designated classes of the GST Fund;
and (b) the distribution of the shares of designated classes of the GST Fund to shareholders of the Signal Large Cap Growth
Fund in liquidation of the Signal Large Cap
Growth Fund.



Fund

Numberof Shares

% of Outstanding Shares

% of Shares Present
Signal Large Cap Growth Fund
Affirmative  3,173,132 94.204% 100.000%
Against 0 0% 0%
Abstain .000 .000% .000%
Total 3,173,132 94.204% 100.000%


Proposal:To approve the Agreement and Plan of Reorganization, attached to the Combined
Proxy Statement/Prospectus for the Meeting, which provides for and contemplates (a) the transfer of substantially all of the assets and liabilities of the Signal Income Fund to the Goldman Sachs Core Fixed Income Fund of
Goldman Sachs Trust (the GST Fund) in exchange for shares of designated classes of the GST
Fund; and (b) the distribution of the shares of designated classes of the GST Fund to shareholders of the Signal Income Fund in liquidation of the Signal Income Fund.



Fund

Number of Shares

% of Outstanding Shares

% of Shares Present
Signal Income Fund
Affirmative 9,673,701.000 98.841% 100.000%
Against .000 .000% .000%
Abstain .000 .000% .000%
Total 9,673,701.000 98.841% 100.000%


Proposal:  To approve the Agreement and
Plan of Reorganization, attached to the
Combined Proxy Statement/Prospectus for
the Meeting, which provides for and
contemplates (a) the transfer of
substantially all of the assets and
liabilities of the Signal Tax-Exempt Income
Fund to the Goldman Sachs Municipal Income
Fund of Goldman Sachs Trust (the GST Fund) in exchange for shares of designated classes of the GST Fund; and (b) the distribution of the shares of designated classes of the GST
Fund to shareholders of the Signal Tax-Exempt
Income Fund in liquidation of the Signal
Tax-Exempt Income Fund.



Fund

Number of Shares

% of Outstanding Shares

% of Shares Present
Signal Tax-Exempt Income Fund
Affirmative 1,910,248.000 99.153% 100.000%
Against .000 .000% .000%
Abstain .000 .000% .000%
Total 1,910,248.000 99.153% 100.000%


3.That the above votes represent the
requisite number of votes cast at the Special
Meeting to approve the proposal, as described in the proxy statement.

IN WITNESS WHEREOF, the undersigned has
executed this Certificate as of the 27th day of April 2007.



Curtis Barnes
Inspector of Elections